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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 102 to the Registration Statement (Form N-1A)
(No. 2-10765) of Delaware Group Fund, Inc. - Delaware Fund and Devon Fund of our reports dated December 1, 1994, included in the 1994 Annual Reports to Shareholders of Delaware Group Delaware Fund, Inc. - Delaware Fund and Devon Fund.

                                 Ernst & Young LLP

Philadelphia, Pennsylvania
November 20, 1995